Purchase Agreement

Supplier:	Shukui Wang	Contract No.	20090313
Purchaser:	Harbin Humankind Biology Technology Co. Limited	Date:	March 13, 2009

Article I Product Name, Specification, Quantity, Unit Price, Amount
Product Name	Unit Price (RMB/Kilo)	Specification	Quantity (Kilo)	Total Price	Remarks
Forest Frog Oil	4,600	1KG	6	27,600
Forest Frog Oil (small)	3,000	1KG	400	1,200,000
Abalone Oil	16,000	1KG	50	800,000
Ants Powder	160	1KG	520	83,200
Scutellaria Baicalensis	200	1KG	520	10,400
Acanthopanax	200	1KG	520	10,400
Ganodorma Lucidum	338.37	1KG	5	1,691.85
Propolis	280	1KG	520	291,200
Grape Seeds Extract	200	1KG	100	20,000
Soy Isoflavones	520	1KG	160	83,200
Lactobacillus	1,000	1KG	350	350,000
Aloe	110	1KG	700	77,000
Cordyceps Sinensis	140,000	1KG	11	1,540,000
Total				4,494,691.85

Article II Delivery Term
Supplier shall deliver the goods to purchaser.

Article III Transportation and Expense
Supplier shall be responsible for delivering the goods to the place of purchaser and afford the transportation expenses.

Article IV Inspection Standard and Demurral Deadline
Both parties shall get togather to check the goods and take product inspection sheet of supplier as reference. For any objection to the product inspection, both parties shall take inspection results provided by municipal drug administration as the final standard. The Demurral Deadline is 30 days.

Article V Payment Method and Deadline
Supplier shall deliver the goods on the day it receives the cash.

Article VI
As for the matters not covered in this agreement, both parties will sign additional contract as attachment to this agreement.

Article VII Liabilities for Default
If the goods of supplier are not up to the standard, purchaser could ask for return or replacement. If purchaser returns goods without reason, purchasers shall indemnify the loss of supplier.

Article VIII Solution of Disputes
If the disputes arise, both parties shall negotiate first. If the disputes can not be settled by negotiation, either of parties could apply for arbitration or apply for legal court with jurisdiction.

Article IX Others
Supplier can not adjust the price without the consent from purchaser. If price is adjusted due to special factors, such as market price fluctuates, both parties shall negotitate to fix the new price.

Article X
This agreement is executed in two copies. After the agreement is signed by legal representative or authorized representative and stamped, this agreement becomes effective since the signing date. The facsimile is also deemed as original copy and with the same legal effect. Neither parties could modify or terminate this agreement unilaterally. As for the items need to be modified, both parties shall negotiate to sign additional agreement.

Supplier: Shukui Wang
Representative: /s/ Shukui Wang
Date: March 13, 2009

Purchaser: Harbin Humankind Biology Technology Co. Limited (Seal)
Representative: Xianhui Liu
Date: March 13, 2009